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                                                                    EXHIBIT 99.1

NEWS RELEASE                                      Fuqua Enterprises, Inc.

                                                  One Atlantic Center
                                                  Suite 5000
                                                  1201 W. Peachtree Street, NW
                                                  Atlanta, Georgia 30309
                                                  Contact:
                                                  John J. Huntz, Jr.
                                                  (404) 815-2000




                      FUQUA ENTERPRISES CLOSES THE SALE OF
                      AMERICAN SOUTHERN INSURANCE COMPANY



FOR IMMEDIATE RELEASE

         Atlanta, Georgia (January 2, 1996) - Fuqua Enterprises, Inc. (NYSE -
FQE) today announced that on December 31, 1995, it closed the sale of its insurance subsidiary, American Southern Insurance Company ("American Southern"), to Atlantic American Corporation for $34 million.

         "Although American Southern is a well-managed, solidly profitable company, remaining in the insurance business is not consistent with Fuqua Enterprises' plans to focus on the continued growth of its core manufacturing businesses, especially its medical products segment," said J. Rex Fuqua, Fuqua Enterprises' Vice Chairman. Mr. Fuqua noted that Fuqua Enterprises has earned a return of approximately 17% on its investment in American Southern since its purchase in 1991 and that the cash proceeds from the sale will further enhance management's goal to vigorously pursue future growth opportunities through acquisitions.



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